Compliance/Legal

                      Independent Accountants' Report
                     on Applying Agreed-Upon Procedures

PeopleFirst Finance, LLC

Prudential Securities Credit Corporation

PeopleFirst.com Auto Receivables Owner Trust 1999-1

PF Finance Auto Trust 1998-1

The Bank of New York

Norwest Bank Minnesota, N.A.

Wilmington Trust Company

Financial Security Assurance Inc.

Standard & Poor's

Moody's

We have performed the procedures enumerated below, which were agreed to by PeopleFirst Finance, LLC (the Company), Prudential Securities Credit Corporation (Prudential), PeopleFirst.com Auto Receivables Owner Trust 1999-1 (the 99-1), PF Finance Auto Trust 1998- 1 (the 98-1), The Bank of New York, Norwest Bank Minnesota, N.A., Wilmington Trust Company, Financial Security Assurance Inc., Standard and Poor's and Moody's (collectively, the Specified Users), solely to assist the Specified Users in evaluating the Company's compliance with certain requirements as summarized in Section
3.07 of the Servicing Agreement dated as of May 28, 1999 among PeopleFirst Finance, LLC, The Bank of New York and Prudential Securities Credit Corporation, and Section 4.11 of the Sale and Servicing Agreement among PeopleFirst.com Auto Receivables Owner Trust 1999-1, PF Funding II, LLC, PeopleFirst Finance, LLC, Prudential Securities Secured Financing Corporation and Norwest Bank Minnesota, National Association and, Section
4.11 of the Sale and Servicing Agreement among PF Finance Auto Trust 1998-1 and PeopleFirst Finance, LLC. This engagement to apply agreed- upon procedures was performed in accordance with standards established by the American Institute of Certified Public Accountants. The sufficiency of the procedures is solely the responsibility of the Specified Users. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this report has been requested or for any other purpose.

For purposes of this letter, unless otherwise indicated, the following definitions have been adopted in presenting our procedures and findings:

o The term "compared" means agreed to the amount shown unless otherwise noted. Such compared amounts and percentages are deemed to be in agreement if differences are attributable to rounding.

o The term "recalculated" means recalculated and compared result to the amount shown and found to be in agreement, unless otherwise noted. Such recalculated amounts and percentages are deemed to be in agreement if differences are attributable to rounding.

Items noted in italics below refer to specific reports obtained from the Company. The Company provided the attached copies of the monthly servicing reports (Servicer's Reports) for the months of June 1999 and December 1999, included in Appendix A.

We received the monthly servicing reports for Prudential and the 98-1 for each of the months of June 1999 and December 1999 and for the 99-1 for the month of December 1999, from the Company included in Appendix A. For purposes of this letter, we have performed the following procedures which were applied as indicated with respect to the letters explained below and presented in Appendix A. All procedures were performed for the months of June 1999 and December 1999, except as indicated otherwise.


A.       Compared the "Principal Received" per the Servicer Report to the "Principal Collections"
         per the Loan Accounting Summary Report, with the following results:


                                                   Prudential            99-1                               98-1
                                  Prudential        December           December           98-1            December
                                  June 1999           1999               1999           June 1999           1999
                                ------------      ------------       ------------      ----------        ----------

Amount per Servicer Report       $329,366.86      1,479,738.31       2,272,740.52      653,335.94        539,889.10
Amount per Loan

Accounting Summary

Report                            330,743.01      1,479,738.31       2,272,740.52      653,335.94        539,889.10
                                 -----------      ------------       ------------      ----------        ----------
Unreconciled difference          $(1,376.15)        --------          --------           -------           -------

B. Compared the "Interest Collections/Overpayments" per the Servicer Report to the "Interest Collections" per the Loan Accounting Summary Report, with the following results:


                                               99-1                       98-1
                              Prudential     December       98-1        December
                               June 1999       1999       June 1999       1999
                            ----------------------------------------------------

Amount per Servicer Report    $52,420.07    451,089.72   119,540.38    92,117.54
Amount per Loan Accounting

Summary Report                $52,850.05    451,089.69   119,540.38    92,117.54
                            ----------------------------------------------------
   Unreconciled difference     $(429.98)       0.03        _______        .90


C. For the December 1999 Prudential Servicer Report, compared "Interest Collections/Overpayments" per the Servicer Report to the sum of "Interest Collections" per the Loan Accounting Summary Report for December 1999 of $374,292.38 and an interest shortfall amount of $43,868.29 contained in a Schedule provided by the Company, noting an unreconciled difference of $719.50.

D. Compared the "Prefunding Account Interest Accrued," "Collection Account Interest Accrued," "Reserve Account Interest Accrued," and "Misc Account Interest Accrued" amounts per the Servicer Report to a like amount contained in a facsimile cover sheet received by the Company from Norwest Corporate Trust Services dated January 5, 2000.

E. Compared the "Yield Supplement Account Reduction" and the "Capitalized Interest Account Reduction" amounts per the Servicer Report to facsimile statements of account history from Norwest, which showed amounts transferred on February 3, 2000.

F. Compared the "Actual Interest on Reserve Fund" and "Actual Interest on Collection Account" amounts per the Servicer Report to a like amount contained in a facsimile memorandum received by the Company from IBJ Whitehall Bank & Trust Company dated July 13, 1999.

G. Compared the "Actual Interest on Reserve Fund" and "Actual Interest on Collection Account" amounts per the Servicer Report to a like amount contained in a facsimile received by the Company from The Bank of New York, with the following results:


                                                                   Collection
                                             Reserve Fund            Account
                                            --------------       -------------

              Amount per Servicer Report    $    671.59            1,872.80

                Amount per facsimile
                                            -------------         -----------
                                                 671.59            1,803.68
                                            -------------         -----------

               Unreconciled difference      $___________              69.12


H. The Company provided a Reconciliation of the "Ending Period Balance After Required Paydown" per the Servicer Report to a computer print out reportedly provided to the Company by Prudential. We performed the following procedures:

         1. Compared the "End of period Borrowings" per the Reconciliation of $15,068,718.25 to the computer print out dated June 16, 1999 through June 30, 1999.

         2. Compared the "Payments made directly to Prudential" per the Reconciliation of $50,911.96 to the computer print out dated June 16, 1999 through June 30, 1999.

         3. Recalculated the "Principal Payments" per the Reconciliation of $320,820.72 by multiplying the total "Principal Collections" per the Loan Accounting Summary Report by 97%.

         4. Recalculated the "End of period" amount per the Reconciliation by summing the amounts above (items 1, 2, and 3) for a total of $14,798,809.49.

         5. Compared the "End of period" amount per the Reconciliation to the "Ending Period Balance After Required Paydown" per the Servicer Report, noting an unreconciled difference of $1,331.94.

I. The Company provided a Reconciliation of the "Ending Period Balance After Required Paydown" per the Servicer Report to a computer print out reportedly provided to the Company by Prudential. We performed the following procedures:

         1. Compared the "End of period Borrowings" per the Reconciliation of $63,625,928.68 to the computer print out dated December 1, 1999 through December 31, 1999.

         2. Compared the "Principal Collections" per the Reconciliation of $1,479,738.31 to the Loan Accounting Summary Report.

         3. Recalculated the "Principal Payments" per the Reconciliation of $1,435,346.16 by multiplying the total "Principal Collections" per the Loan Accounting Summary Report by 97%.

         4. Recalculated the "End of Period" amount per the Reconciliation by summing the amounts above (items 1, 2, and 3) for a total of $62,190,582.52.

         5. Compared the "End of period" amount per the Reconciliation to the "Ending Period Balance After Required Paydown" per the Servicer Report, noting an unreconciled difference of $13,782.21.

J. Compared the "Pool Balance at the End of Month" or "Pool Balance After Payment" per the Servicer Report to the "Unpaid Principal Balance" per the Loan Accounting Summary Report, with the following results:

                                  99-1                                  98-1
                                December            98-1              December
                                  1999           June 1999              1999
                             ---------------------------------------------------

Amount per Servicer Report   $74,096,757.86     18,476,296.69     14,553,036.78

Amount per Loan Accounting
Summary Report                74,097,717.34     18,476,083.29     14,553,026.58
                             ---------------------------------------------------
   Unreconciled difference   $     (959.48)            213.40             10.20


K. Compared the delinquency statistics per the Servicer Report to the Historical Delinquencies schedule.

L. Compared the "Ending Reserve Account Balance" per the Servicer Report to the "Ending Balance" per the source documents (a facsimile memorandum received by the Company from IBJ Whitehall Bank & Trust Company dated July 13, 1999 for the June 1999 amount and a facsimile received by the Company from The Bank of New York dated December 31, 1999 for the December 1999 amount), with the following results:

                                                             98-1
                                      98-1                 December
                                   June 1999                 1999
                                 ----------------------------------------

Amount per Servicer Report        $184,762.97             145,530.37

Amount per source documents        192,761.22             150,083.37
                                 -----------------------------------------

   Unreconciled difference        $(7,998.25)             (4,553.00)


M. The Company provided a Reconciliation of the "Ending Reserve Account Balance" per the Servicer Report to the ending balance per the Norwest statement. We performed the following procedures:

         1. Compared the "Actual Cash Balance" per the Reconciliation to the Norwest statement.

         2. Compared the "Required Reserve Contribution" per the Reconciliation to the "Required Reserve Fund Contribution" per the Servicer Report.

         3. Recalculated the "Ending Reserve Account" per the Reconciliation by summing the "Actual Cash Balance" and "Required Reserve Contribution."

         4. Compared the "Ending Reserve Account" per the Reconciliation to the "Ending Reserve Account Balance" per the Servicer Report, noting an unreconciled difference of $229.93.

N. The Company has been unable to locate any supporting documentation for the 98-1 "Reserve Account Reduction" amounts of $6,533.38 in June 1999 and $5,398.89 in December 1999.

The foregoing procedures do not constitute an audit conducted in accordance with generally accepted auditing standards. Had we performed additional procedures or had we conducted an audit or a review of the assumptions made or the numbers, amounts, and percentages disclosed in the attached Appendix A in accordance with standards established by the American Institute of Certified Public Accountants, other matters might have come to our attention that would have been reported to you. Accordingly, we do not express such an opinion.

We were not engaged to, and did not, perform an examination, the objective of which would be the expression of an opinion on the accompanying Servicer's Reports of PeopleFirst Finance, LLC. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

It should be understood that we have no responsibility for establishing (and did not establish) the scope and nature of the procedures enumerated above; rather, the procedures enumerated herein are those the Specified Users asked us to perform. Accordingly, we make no representations regarding the sufficiency for your purposes of the procedures enumerated in the preceding paragraphs; also, such procedures would not necessarily reveal any material misstatement of the amounts listed above and/or set forth in the Appendix A. The procedures enumerated above are limited to those which the Specified Users determined would best meet their informational needs and may not necessarily disclose all significant errors, irregularities, including fraud or defalcation, or illegal acts, that may exist. Further, we have addressed ourselves solely to the foregoing data and make no representations regarding questions of legal interpretation, the adequacy of disclosures, or whether any material facts have been omitted. This letter relates only to the items specified above and does not extend to any financial statements of the Company.

This report is intended solely for the use of the Specified Users and should not be used by those who have not agreed to the procedures and taken responsibility for the sufficiency of the procedures for their purposes.



                                                      KPMG LLP

April 18, 2000

                                                                    Appendix A
                                                                    ----------


               The following five pages represent Appendix A
               ---------------------------------------------

                          PeopleFirst Finance, LLC
                         Prudential Warehouse 1999
                              Servicer Report

                             Summary Report for
                                 June 1999

Cash Receipts                                                   Dollars

Principal Received (Preceding Collection Period)            $329,366.86 (A)
Interest Collections/Overpayments
  (Preceding Collection Period)                              $52,420.07 (B)
Liquidation Proceeds (Preceding Collection Period)                    $0.00
Repurchase Amounts (Preceding Collection Period)                      $0.00
                                                         --------------------
Total Cash Receipts                                             $381,786.93

Memos:
------------------------------------------------------------
Principal Waived                                                      $3.02

      Total Cash Available                                      $381,789.95

Required Distributions

Servicing Fee for Back-Up Servicer                                    $0.00
Lender Interest                                                  $28,873.29
Payment of Secured Obligations                                        $0.00
Prudential Principal Distribution*                              $268,576.82
Prepaid Principal to Lender                                      $50,911.96
PF Principal                                                      $9,881.10
PF Servicing Fee                                                  $2,235.47
Remaining Monies to Borrower
----------------------------
Residual                                                         $21,308.29

     Total Required Distributions                               $381,786.93

Actual Distributions

Servicing Fee for Back-Up Lender                                      $0.00
Lender Interest                                                  $28,873.29
Payment of Secured Obligations                                        $0.00
Prudential Principal Distribution                               $268,576.82
Prepaid Principal to Lender                                      $50,911.96
PF Principal                                                      $9,881.10
PF Servicing Fee                                                  $2,235.47
Remaining Monies to Borrower
----------------------------
Residual                                                         $21,308.29

     Total Actual Distributions                                 $381,786.93

Memos:
--------------------------------------------------------

Beginning Period Balance                                    $  9,853,981.31


----------------------------------------
         *        NOTE: Prudential principal distribution for June is net
                  prepaid principal amount for 2 direct payoff wires.   Wires
                  represented 100% of the collateral amount.


Ending Period Balance After Required Paydown               $14,800,141.43 (H)

Two Month Rolling Delinquency Average                               0.00% (K)

                          PeopleFirst Finance, LLC
                         Prudential Warehouse 1999
                              Servicer Report

                             Summary Report for
                               December 1999

Cash Receipts                                                         Dollars

Principal Received (Preceding Collection Period)                $1,479,738.31(A)
Interest Collections/Overpayments
  (Preceding Collection Period)                                   $417,441.17(C)
Liquidation Proceeds (Preceding Collection Period)                         $0.00
Repurchase Amounts (Preceding Collection Period)                           $0.00
                                                                    ------------
         Total Cash Receipts                                       $1,897,197.48

Memos:
-----------------------------------------------------------
Principal Waived                                                           $9.34

         Total Cash Available                                      $1,897,179.48

Required Distributions

Servicing Fee for Back-Up Servicer                                         $0.00
Lender Interest                                                      $392,164.58
Payment of Secured Obligations                                             $0.00
Prudential Principal Distribution                                  $1,435,355.22
Prepaid Principal to Lender                                                $0.00
PF Principal                                                          $44,392.43
PF Servicing Fee                                                      $25,267.27
Remaining Monies to Borrower
----------------------------
Residual                                                                   $0.00

         Total Required Distributions                              $1,897,178.48

Actual Distributions

Servicing Fee for Back-Up Lender                                           $0.00
Lender Interest                                                      $392,164.56
Payment of Secured Obligations                                             $0.00
Prudential Principal Distribution                                  $1,435,355/22
Prepaid Principal to Lender                                                $0.00
PF Principal                                                          $44,392.43
PF Servicing Fee                                                      $25,267.27
Remaining Monies to Borrower
----------------------------
Residual                                                                      $0

         Total Actual Distributions                                $1,897,179.48

Memos:
-----------------------------------------------------------
Beginning Period Balance                                          $57,865,611.49

Ending Period Balance After Required Paydown                   $62,204,364.73(I)

Two Month Rolling Delinquency Average                                   0.00%(K)

                              PeopleFirst.com
                        PF Finance Auto Trust 1999-1
                              Servicer Report

                             Summary Report for
                               December 1999

Cash Receipts                                                        Dollars

Principal Received (preceding Collection Period)               $2,272,740.52(A)
Interest Collections/Overpayments
  (preceding Collection Period)                                  $451,089.72(B)
Liquidation Proceeds (preceding Collection Period)                        $0.00
Repurchase Amounts (preceding Collection Period)                          $0.00
Prefunding Account Interest Accrued                              $158,173.48(D)
Collection Account Interest Accrued                                $5,295.17(D)
Reserve Account Interest Accrued                                   $6,599.77(D)
Misc Account Interest Accrued                                      $5,650.46(D)
Yield Supplement Account Reduction                                 $6,938.90(E)
Capitalized Interest Account Reduction                            $52,606.67(E)
         Total Cash Receipts                                      $2,958,094.69

         Beginning Reserve Account Balance                        $1,654,854.70

         Total Cash Available                                     $4,613,948.70

Required Distributions

PF Servicing Fee                                                     $31,820.62
Indenture Trustee Fee                                                   $473.28
Back-Up Servicing Fee                                                 $2,839.70
Noteholder Interest A1                                              $286,473.11
Noteholder Interest A2                                              $233,975.00
Noteholder Interest A3                                              $102,525.00
Noteholder Principal A1                                           $2,227,285.71
Noteholder Principal A2                                                   $0.00
Noteholder Principal A3                                                   $0.00
Required Reserve Fund Contribution                                  $616,908.19
Excess Monies Back to Certificateholder                                   $0.00

         Total Required Distributions                             $3,502,300.62

Actual Distributions

PF Servicing Fee                                                     $31,820.62
Indenture Trustee Fee                                                   $473.28
Back-Up Servicing Fee                                                 $2,839.70
Noteholder Interest A1                                              $286,473.11
Noteholder Interest A2                                              $233,975.00
Noteholder Interest A3                                              $102,525.00
Noteholder Principal A1                                           $2,227,285.71
Noteholder Principal A2                                                   $0.00
Noteholder Principal A3                                                   $0.00
Required Reserve Fund Contribution                                   $73,702.26
Excess Monies Back to Certificateholder                                   $0.00

         Total Actual Distributions                               $2,959,094.69

Memos:
-------------------------------------------------------------

Pool Balance at End of Collection Period                         $76,369,498.38

Pool Balance After Payment                                    $74,096,757.86(J)

Ending Reserve Account Balance                                 $1,728,556.27(M)

Delinquencies

         30-59 Days                                                $6,086.46(K)
         60-89 Days                                                    $0.00(K)
         90-119 Days                                                   $0.00(K)
         >=120 Days                                                    $0.00(K)

                          PeopleFirst Finance, LLC
                        PF Finance Auto Trust 1998-1
                              Servicer Report

                             Summary Report For
                                 June 1999

Cash Receipts                                                         Dollars

Principal Received (preceding Collection Period)                  $853,335.94(A)
Interest Collections/Overpayments
  (preceding Collection Period)                                   $119,540.38(B)
Liquidation Proceeds (preceding Collection Period)                         $0.00
Repurchase Amounts (preceding Collection Period)                           $0.00
Actual Interest on Reserve Fund                                       $644.17(F)
Actual Interest on Collection Account                               $1,915.50(F)
Reserve Account Reduction                                           $6,533.38(N)
         Total Cash Receipts                                         $781,969.37

         Beginning Reserve Account Balance                           $191,296.35

         Total Cash Available (including Reserve)                    $973,265.72

Required Distributions

Third Party Fees                                                           $0.00
Third Party Servicer                                                       $0.00
Noteholder Interest                                                   $81,779.19
Noteholder Principal*                                                $620,671.50
Certificateholder Interest                                             $4,304.17
Certificateholder Principal                                           $32,656.92
Reserve Account Required Deposit**                                         $0.00
PeopleFirst Servicing Fee                                              $7,970.68
Accumulated Servicing Fee Payback                                          $0.00
Excess monies back to Issuer***                                       $34,576.91
         Total Required Distributions                                $781,969.37

Actual Distributions

Third Party Fees                                                           $0.00
Third Party Servicer                                                       $0.00
Noteholder Interest                                                   $81,779.19
Noteholder Principal                                                 $620,671.50
Certificateholder Interest                                             $4,304.17
Certificateholder Principal                                           $32,656.92
Reserve Account Actual Deposit                                             $0.00
PeopleFirst Servicing Fee                                              $7,970.68
Accumulated Servicing Fee Payback                                          $0.00
Excess monies back to Issuer                                          $34,576.91
         Total Actual Distributions                                  $781,969.37

Memos:

Pool Balance at End of Collection Period                          $19,129,635.11

Pool Balance After Payment                                     $18,476,296.69(J)

Ending Reserve Account Balance                                    $184,762.97(L)

Two Month Rolling Delinquency Average                                   0.00%(K)


         *If either the Two Month Rolling Average Delinquency Rate is greater than or equal to 0.5%, or the Certificate principal balance is less than or equal to $250,000, Noteholder Principal Percentage will be 100%.

         **If Two Month Rolling Average Delinquency Rate is less than 0.5%, Reserve Account Required Balance is equal to the greater of 1% of outstanding pool balance or $50,000. Otherwise it is equal to the greater of 2.5% of outstanding pool balance or $75,000.

         ***All remaining monies will be distributed by the Issuer to the Certificateholder.

                          PeopleFirst Finance, LLC
                        PF Finance Auto Trust 1998-1
                              Servicer Report

                             Summary Report For
                               December 1999

Cash Receipts                                                         Dollars

Principal Received (preceding Collection Period)                  $539,889.10(A)
Interest Collections/Overpayments
  (preceding Collection Period)                                    $92,117.54(B)
Liquidation Proceeds (preceding Collection Period)                         $0.00
Repurchase Amounts (preceding Collection Period)                           $0.00
Actual Interest on Reserve Fund                                       $671.59(G)
Actual Interest on Collection Account                               $1,872.60(G)
Reserve Account Reduction                                           $5,398.89(N)
         Total Cash Receipts                                         $639,949.92

         Beginning Reserve Account Balance                           $150,929.26

         Total Cash Available
         (Not including Reserve Account Reduction)                   $785,480.29

Required Distributions

Third Party Fees                                                           $0.00
Third Party Servicer                                                       $0.00
Noteholder Interest                                                   $64,522.26
Noteholder Principal*                                                $512,894.65
Certificateholder Interest                                             $3,395.91
Certificateholder Principal                                           $26,994.46
Reserve Account Required Deposit**                                         $0.00
PeopleFirst Servicing Fee                                              $6,288.72
Accumulated Servicing Fee Payback                                          $0.00
Excess monies back to Issuer***                                       $25,853.92
         Total Required Distributions                                $639,949.92
Actual Distributions
Third Party Fees                                                           $0.00
Third Party Servicer                                                       $0.00
Noteholder Interest                                                   $64,522.26
Noteholder Principal                                                 $512,894.65
Certificateholder Interest                                             $3,395.91
Certificateholder Principal                                           $26,994.46
Reserve Account Actual Deposit                                             $0.00
PeopleFirst Servicing Fee                                              $6,288.72
Accumulated Servicing Fee Payback                                          $0.00
Excess monies back to Issuer                                          $25,853.92
         Total Actual Distributions                                  $639,949.92

Memos:
------------------------------------------------------------

Pool Balance at Beginning of Month                                $15,092,925.89

Pool Balance at End of Month                                   $14,553,036.78(J)

Ending Reserve Account Balance                                    $145,530.37(L)

Two Month Rolling Delinquency Average                                   0.00%(K)

         *If either the Two Month Rolling Average Delinquency Rate is greater than or equal to 0.5%, or the Certificate principal balance is less than or equal to $250,000, Noteholder Principal Percentage will be 100%.

         **If Two Month Rolling Average Delinquency Rate is less than 0.5%, Reserve Account Required Balance is equal to the greater of 1% of outstanding pool balance or $50,000. Otherwise it is equal to the greater of 2.5% of outstanding pool balance or $75,000.

         ***All remaining monies will be distributed by the Issuer to the Certificateholder.